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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  MARCH 3, 2004
                                (Date of Report)



                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                     1-11718
                              (Commission File No.)



                  MARYLAND                                        36-3857664
        (State or other jurisdiction                           (I.R.S. Employer
     of incorporation or organization)                       Identification No.)

TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS                        60606
  (Address of principal executive offices)                        (Zip Code)


                                 (312) 279-1400
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE


        Manufactured Home Communities, Inc. (NYSE: MHC) today announced that its Board of Directors declared a dividend of 1.25 cents per share, representing, on an annualized basis, a dividend of 5 cents per share. The dividend will be paid on April 9, 2004 to shareholders of record on March 26, 2004.

Also announced was the appointment of Thomas P. Heneghan, MHC's President and CEO, to the Company's Board of Directors.

The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

        Manufactured Home Communities, Inc. owns or has a controlling interest in 200 quality communities in 23 states consisting of 77,056 sites. MHC is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.




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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                             MANUFACTURED HOME COMMUNITIES, INC.




                                             BY: /s/ MICHAEL BERMAN
                                                 -------------------------------
                                                 Michael Berman
                                                 Vice President, Treasurer and
                                                 Chief Financial Officer






DATE:   March 3, 2004
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